Exhibit 99.2

FORM OF PRELIMINARY PROXY CARD

FORM OF PRELIMINARY PROXY CARD P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Waters Corporation Special Meeting of Shareholders For Shareholders of record as of December 19, 2025 [ ], 2026 at [ ], Eastern Time Special Meeting will be held virtually via the Internet—please visit www.proxydocs.com/WAT for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: [ ], Eastern Time, [ ], 2026 Internet: • www.proxypush.com/WAT • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-307-0858 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions Mail: • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/WAT. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Keeley A. Aleman and Udit Batra, Ph.D. (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Waters Corporation (the “Company”) which the undersigned is entitled to vote at the special meeting of the shareholders of the Company to be held on [ ] at [ ], exclusively via the internet, (the “Special Meeting”) and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Special Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Special Meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED CONSISTENT WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY ON EACH PROPOSAL. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof. If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Special Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 PM, Eastern Time, [ ], or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendation of the Board of Directors of the Company on such matter. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Waters Corporation Special Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To approve the issuance of shares of common stock, par value $0.01 per share, of the Company FOR (the “Waters Common Stock”), pursuant to the Agreement and Plan of Merger, dated as of July #P1# #P1# #P1# 13, 2025, by and among the Company, Becton, Dickinson and Company, Augusta SpinCo Corporation and Beta Merger Sub, Inc., as amended from time to time (the “Share Issuance Proposal”) 2. To approve the adjournment of the Special Meeting, if necessary, (a) to solicit additional proxies FOR in the event there are not sufficient votes at the time of the Special Meeting to approve the Share #P2# #P2# #P2# Issuance Proposal, (b) if there are insufficient shares of Waters Common Stock represented (either in person via the Internet or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting or (c) to allow reasonable time for the filing or mailing of any supplemental or amended disclosures that the Company has determined, based on the advice of outside legal counsel, are reasonably likely to be required under applicable law and for such supplemental or amended disclosures to be disseminated and reviewed by the Company’s shareholders prior to the Special Meeting. You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/WAT. AUTHORIZED SIGNATURES—MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date